EXHIBIT 32.2



               STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350





The undersigned, Peter G. Maier, is the Vice President and Chief Financial Officer of INFICON Holding AG (the "Company").



This statement is being furnished in connection with the submission by the Company of the Company's Report on Form 6-K on or about August 14, 2003 (the "Report").



By execution of this statement, I certify that:



      (A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) and 78o(d)) and



      (B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.





Date: August 14, 2003                          By:  /s/ Peter G. Maier
                                                    ----------------------------
                                                    Peter G. Maier
                                                    Vice President and Chief
                                                    Financial Officer



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